UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 14, 2015

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 14, 2015, NewStar Financial, Inc. (the “Company”) announced the offering of $300.0 million aggregate principal amount of its senior notes due 2020 (the “Proposed Offering”). In connection with the Proposed Offering, the Company disclosed the information regarding its actual unencumbered assets as of December 31, 2014 and unencumbered assets as adjusted for the Proposed Offering, which information is furnished in Exhibit 99.1 hereto. In addition, the Company disclosed that the aggregate principal amount outstanding under its term notes with Fortress Credit Corp. was $238.3 million as of April 13, 2015, and that the accrued interest under this facility is $0.6 million through April 17, 2015.

Limitation on Incorporation by Reference. The information furnished in this Item 7.01 and exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 14, 2015, the Company issued a press release announcing the Proposed Offering. The press release is attached hereto as Exhibit 99.2 and incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Unencumbered asset disclosure.

99.2	Press release of the Company announcing the Proposed Offering, dated April 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2015	NEWSTAR FINANCIAL, INC.

	By:	/s/ John K. Bray
John Kirby Bray Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unencumbered asset disclosure.

99.2	Press release of the Company announcing the Proposed Offering, dated April 14, 2015.